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                                                                 EXHIBIT 23.3

             CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


As independent certified public accountants, we hereby consent to the incorporation of our report dated September 7, 1995 (except as to Note 14 which is as of November 11, 1995) on the Combined Financial Statements of J. C. Duncan Company, Inc. and affiliates included in this Form 8-K/A into Republic Industries, Inc.'s previously filed Registration Statements on Forms S-3 (Registration Nos. 33-61649, 33-62489 and 33-63735) and S-8 (Registration No. 33-93742).


                                                HENDRIX SUTTON & ASSOCIATES LLP

Arlington, Texas,
  December 20, 1995.